EXHIBIT 10.1

NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement, dated as of ____________, 2018 (this “Agreement”), is entered into by and among Loop Industries, Inc., a Nevada corporation (the “Company”), and the person or entities listed on the schedule attached hereto as Schedule I (the “Investor”), as such Schedule I may be amended in accordance with Section 7 hereof.

RECITALS

A. On the terms and subject to the conditions set forth herein, the Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a convertible promissory note in the principal amount set forth opposite such Investor’s name on Schedule I hereto, together with a related warrant to acquire shares of the Company’s capital stock.

B. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Note and the Warrant.

(a) Issuance of Note. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase, a convertible promissory note in the form of Exhibit A hereto (the “Note”) in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto.

(b) Issuance of Warrant. Concurrently with the issuance of the Note to the Investor, the Company will issue to the Investor a warrant in the form attached hereto as Exhibit B (the “Warrant”) to purchase up to a number of shares of Common Stock equal to the number of shares set forth opposite the Investor’s name on Schedule I hereto.

(c) Delivery. The sale and purchase of the Note and Warrant shall take place at a closing (the “Closing”) to be held at such place and time as the Company and the Investor may determine (the “Closing Date”). At the Closing, the Company will deliver to the Investor the Note and Warrant to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”).

(d) Use of Proceeds. The proceeds of the sale and issuance of the Note shall be used for general corporate purposes.

(e) Payments. The Company will make all cash payments due under the Note in immediately available funds by 5:00 p.m. eastern time on the date such payment is due at the address for such purpose specified below the Investor’s name on Schedule I hereto, or at such other address, or in such other manner, as an Investor or other registered holder of a Note may from time to time direct in writing.

-1-

2. Representations and Warranties of the Company. The Company represents and warrants to the Investor that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

(b) Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c) Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s Articles of Incorporation or Bylaws (as amended, the “Charter Documents”) or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e) Subsidiaries. Each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing under such laws and has the power and authority to own, lease and operate its properties and carry on its business as now conducted. None of the Company’s subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation in such jurisdiction and in which the failure to qualify as such would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(g) No Violation or Default. The Company is not is in violation of or in default with respect to (i) its Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in

-2-

(h) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Securities and Exchange Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Note and the Warrant; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Note and the Warrant (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3. Representations and Warranties of Investor. The Investor represents and warrants to the Company upon the acquisition of a Note and Warrant as follows:

(a) Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Transaction Documents constitute valid and binding obligations of such Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance. Such Investor has been advised that the Note, the Warrant and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor is aware that, the Company is under no obligation to effect any such registration with respect to the Note, the Warrant or the underlying securities or to file for or comply with any exemption from registration. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Note or Warrant to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing such Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. Such Investor has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to accredited investor status. Any such information is true, correct, timely and complete. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath such Investor’s name on Schedule I hereto.

-3-

(c) Own Account. The Investor is acquiring the Note and Warrant for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that the Investor has no present intention of selling the same. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Note, the Warrant or the underlying securities.

(d) Economic Risk. The Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of the Investor’s investment and is able, without impairing the Investor’s financial condition, to hold the Note, the Warrant or the underlying securities for an indefinite period of time and to suffer a complete loss of the Investor’s investment.

(e) Access to Information. Such Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Note and the Warrant.

(f) Tax Advisors. Such Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Investor relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

(g) No “Bad Actor” Disqualification Events. Neither (i) such Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Investor is subject to any Disqualification Event (as defined in Section 2(h)), except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

(h) Legends. The Investor understands and agrees that the certificate(s) or statement(s) of ownership evidencing the shares of Common Stock then issued pursuant to the conversion of the Note or the exercise of the Warrant (the “Shares”), or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

-4-

(i) Canadian Securities Laws. In addition to the representations and warranties set forth above, for purposes of complying with Canadian securities laws applicable to the Company, the Investor represents and warrants to the Company that it is purchasing the Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Shares, and if the Investor is acting for a principal, such principal is purchasing as principal for its own account, not for the benefit of any other person, for investment only and not with a view to resale or distribution, and such Investor is either (a) an “accredited investor” as such term is defined in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”); provided however: (i) it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106, and (ii) it has concurrently executed and delivered an “Accredited Investor’s Representation Letter” in the form attached to this Subscription Agreement as Schedule A (including Appendix B to Schedule A thereto if the Investor is an individual) and specifically represents and warrants that one or more of the categories set forth in Appendix A attached to the Accredited Investor’s Representation Letter, in all respects, describes the Investor and will describe the Investor as at the time of Closing, and the Investor has so indicated by initialing next to the category in such Appendix A which so described it; or (b) is purchasing the Shares pursuant to another exemption from the prospectus and registration requirements (particulars of which have been enclosed herewith by the Investor, subject to the satisfaction of the Company) available to such Investor under applicable Canadian securities laws and shall deliver to the Company such further particulars of the exemption(s) and the Investor’s qualifications thereunder as the Company or its counsel may request.

(j) Canadian Resale Restrictions. The Investor understands and agrees that the Shares are subject to resale restrictions under applicable Canadian securities legislation, regulation, rules, order and policies relating to the sale of the Shares, including a four (4) month restricted period on resale under National Instrument 45-102 – Resale of Securities, and agrees that it will comply with all relevant Canadian securities legislation concerning any resale of the Shares and acknowledges that it has been advised to consult with its legal advisors with respect to complying with all restrictions applicable to any such resale. In addition to any other applicable legends, the Shares will also be subject to the following resale restriction:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [●], 2018 AND (ii) THE DATE THAT THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.”

4. Conditions to Closing of the Investor. The Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Investor:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note and Warrant.

-5-

(c) Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Note and Warrant shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor.

(e) Transaction Documents. The Company shall have duly executed and delivered to the Investor the following documents:

(i) This Agreement; and

(ii) The Note and Warrant issued hereunder.

5. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement, the Warrant and the Note may be amended, waived or modified only upon the written consent of the Company and the Investor.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) Successors and Assigns. Subject to the restrictions on transfer described in Sections 7(e) and 7(f) below, the rights and obligations of the Company and the Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Piggy-Back Registration. For two (2) years following the Closing, if at any time the Company shall determine to prepare and file with the Securities and Exchange Commission’s (the “SEC”) a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Investor written notice of such determination and if, within ten days after receipt of such notice, any such Investor shall so request in writing, the Company shall use commercially reasonable efforts to include in such registration statement all or any part of the Shares and held by such Investor that such Investor requests to be registered. If an offering in connection with which an Investor is entitled to registration under this Section is an underwritten offering, then the Investor whose Shares are included in such registration statement shall, unless otherwise agreed by the Company, (i) offer and sell his, her or its Shares in an underwritten offering using the same underwriter(s) and on the same terms and conditions as other shares of the Common Stock included in such underwritten offering, (ii) enter into the underwriting agreement and lock-up agreements as agreed upon by the Company and the underwriter(s) and (iii) cooperate with and provide any documentation agreed upon by the Company and the underwriter(s) to effectuate such offering.

-6-

(f) Registration, Transfer and Replacement of the Note. Company will keep, at its principal executive office, books for the registration and registration of transfer of the Note. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(g) Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor.

(h) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investor and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(i) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and emailed, mailed or delivered to each party as follows: (i) if to a Investor, at such Investor’s address or email set forth in the Schedule of Investor attached as Schedule I, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at 480 Fernand-Poitras, Terrebonne, Quebec, Canada, J6Y 1Y4 , (450) 951-8555, info@loopindustries.com, or at such other address or email as the Company shall have furnished to the Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) when received after being delivered by email (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(j) Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile and scanned copies of signed signature pages will be deemed binding originals.

(Signature Page Follows)

-7-

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

LOOP INDUSTRIES, INC. a Nevada corporation

By:
Name:
Title:

INVESTOR:

[INSERT NAME]

By:
Name:
Title:

[Signature page for Note and Warrant Purchase Agreement]

-8-

SCHEDULE I

SCHEDULE OF INVESTOR

Name and Address	Note Amount	Warrant

[INSERT NAME] Address for all notices: ________________________ ________________________ Attn: ___________________ Tel.:( ) ___-____ Email:__________	$[INSERT AMOUNT]	50% of the shares issued upon the conversion of the note

-9-

Exhibit A

FORM OF NOTE

-10-

Exhibit B

FORM OF WARRANT

-11-